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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 8, 2004

                               GENERAL MILLS, INC.
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               (Exact Name of Registrant as Specified in Charter)

        Delaware                       1-1185                41-0274440
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(State of Incorporation)            (Commission           (I.R.S. Employer
                                    File Number)         Identification No.)

   Number One General Mills Boulevard                        55426
         Minneapolis, Minnesota                          (Mail: 55440)
         (Mail: P.O. Box 1113)                ----------------------------------
----------------------------------------------            (Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4 (c))

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Item 8.01.         Other Events.

                   As previously disclosed in the two Prospectus Supplements dated October 4, 2004 of General Mills, Inc. (the "Company"), one relating to the offering by Diageo US Limited of shares of common stock of the Company ("Common Stock") and one in connection with the offering by Lehman Brothers Holdings Inc. of its 6 1/4% Exchangeable Notes due 2007 (the "PIES"), which are mandatorily exchangeable for shares of Common Stock, the Company entered into an agreement with Lehman Brothers Holdings and an affiliate of Lehman Brothers Holdings which provided that such affiliate and the Company will enter into a forward purchase contract under which the Company will be obligated to deliver to such affiliate between 13,827,000 and 16,593,000 shares of Common Stock, subject to adjustment under certain circumstances. On October 7, 2004, the Company and Lehman Brothers Holdings agreed to amend and reduce certain adjustment provisions of the forward purchase contract and to provide that the Company will deliver an additional 491,147 shares upon the settlement of the forward purchase contract. The offering of shares of Common Stock by Diageo US Limited and the offering of the PIES by Lehman Brothers Holdings are expected to be consummated on October 8, 2004.






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                                    SIGNATURE

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2004

                               GENERAL MILLS, INC.



                               By:     /s/ J.A. Lawrence
                                    -------------------------------------------
                                    Name:  J.A. Lawrence
                                    Title: Executive Vice President and
                                           Chief Financial Officer









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